SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into on March 23, 2011, by and among INTERTAPE POLYMER CORP., a Delaware corporation ("Intertape"); IPG (US) HOLDINGS INC., a Delaware corporation ("Holdings"); IPG (US) INC., a Delaware corporation ("IPG US"; together with Intertape and Holdings, collectively, "U.S. Borrowers" and each individually, a "U.S. Borrower"); INTERTAPE POLYMER INC., a corporation organized under the Canada Business Corporations Act ("Canadian Borrower"; together with U.S. Borrowers, collectively, "Borrowers" and each individually, a "Borrower"); certain affiliates and subsidiaries of Borrowers as guarantors (collectively, "Guarantors"; together with Borrowers, collectively, "Obligors" and each individually an "Obligor"); BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent (together with its successors in such capacity, "Agent") for various financial institutions party hereto (collectively, "Lenders"); and the Lenders.

Recitals:

Obligors, Lenders and Agent are parties to a certain Loan and Security Agreement dated March 28, 2008 (as at any time amended, restated, supplemented or otherwise modified, the "Loan Agreement"), pursuant to which Agent and Lenders have made loans and other extensions of credit to Borrowers, which loans and extensions of credit are secured by security interests in and liens upon all or substantially all of the assets of Borrowers.

The parties desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Definitions.  All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2.

Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

(a)

By adding the following new definition of "IFRS" to Section 1.1 of the Loan Agreement in appropriate alphabetical sequence:

IFRS: the principles based set of standards, interpretations, and framework adopted and promulgated by the International Accounting Standards Board (IASB) and commonly known as International Financial Reporting Standards.

(b)

By deleting the definition of "GAAP" from Section 1.1 of the Loan Agreement in its entirety, and by substituting the following new definition in lieu thereof:

GAAP:  generally accepted accounting principles in effect in the United States or Canada from time to time, it being understood that Canadian GAAP requires Obligors to adopt IFRS and Obligors have elected to adopt IFRS beginning with the financial statements to be delivered by Obligors for the Fiscal Month ended on or about January 31, 2011.

3.

Ratification and Reaffirmation.  Each Obligor hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Obligor's covenants, duties, indebtedness and liabilities under the Loan Documents to which it is a party.

4.

Acknowledgments and Stipulations.  Each Obligor acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Obligor are legal, valid and binding obligations of such Obligor that are enforceable against such Obligor in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Obligor); the security interests and liens granted by such Obligor in favor of Agent are duly perfected, first priority security interests and Liens; and, as of the opening of business on March 14, 2011, the unpaid principal amount of the Revolver Loans totaled $90,985,736.44 and the LC Obligations totaled $2,594,000.00.  Agent and Lenders acknowledge that, except for the amendments contained in Section 2 of this Amendment, no other changes to the Loan Agreement are required in connection with Obligors' adoption of IFRS.

5.

Representations and Warranties.  Each Obligor represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite company action on the part of such Obligor and this Amendment has been duly executed and delivered by such Obligor; all of the representations and warranties made by such Obligor in the Loan Agreement are true and correct on and as of the date hereof; and, as of the date hereof, no Obligor has any claim or cause of action of any kind or nature against Agent, any Lender, Lead Arranger, or any officers, directors, agents, employees, successors and assigns of Agent, any Lender or Lead Arranger, whether absolute or contingent, disputed or undisputed, at law or in equity, which arise out of or in connection with any of the Loan Documents or otherwise.

6.

Reference to Loan Agreement.  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

7.

Breach of Amendment.  This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

8.

Conditions Precedent.  The effectiveness of the amendments contained in Section 2 hereof are subject to the satisfaction, on or before the date hereof, of all of the following conditions precedent in form and substance satisfactory to Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Lead Arranger"):

(a)

Agent's receipt of this Amendment, duly executed and delivered by each Obligor; the Required Lenders and the Required Borrower Group Lenders with respect to U.S. Borrowers and Canadian Borrower;

(b)

No Default or Event of Default shall exist on the date hereof; and

(c)

Agent's receipt of such other documents and instruments as Agent may reasonably request.

9.

Expenses of Agent.  In consideration of each Lender's willingness to enter into this Amendment and grant the accommodations set forth herein, Borrowers hereby jointly and severally agree to pay to Agent, for the benefit of the Lenders party hereto, on demand, all costs and expenses incurred by Agent and Lead Arranger in connection with the preparation, negotiation, enforcement and execution of, and due diligence with respect to, this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

10.

Effectiveness; Governing Law.  This Amendment shall be effective upon acceptance by Agent in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the state of New York.

11.

Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.

No Novation, etc.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

13.

Counterparts; Electronic Signatures.  This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any manually executed signature page delivered by a party hereto by facsimile or other electronic transmission shall be deemed to be an original signature page hereto.

14.

Further Assurances.  Each Obligor agrees to take such further actions as Agent and Lenders shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

15.

Section Titles.  Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

16.

Reserved.

17.

Waiver of Jury Trial.  To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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 signatures begin on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal in and delivered by their respective duly authorized officers on the date first written above.

U.S. BORROWERS:

INTERTAPE POLYMER CORP.

By:

/s/ Bernard J. Pitz

Name:

Bernard J. Pitz

Title:

VP Finance

IPG (US) HOLDINGS INC.

By:

/s/ Bernard J. Pitz

Name:

Bernard J. Pitz

Title:

VP Finance and Secretary

IPG (US) INC.

By:

/s/ Bernard J. Pitz

Name:

Bernard J. Pitz

Title:

VP Finance and Secretary

CANADIAN BORROWER:

INTERTAPE POLYMER INC.

By:

/s/ Bernard J. Pitz

Name:

Bernard J. Pitz

Title:

VP Finance

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Second Amendment to Loan and Security Agreement

GUARANTORS:

ECP GP II INC.

By:

/s/ Bernard J. Pitz

Name:

Bernard J. Pitz

Title:

VP and Asst. Secretary

ECP L.P.

By: ECP GP II Inc., General Partner

By:

/s/ Bernard J. Pitz

Name:

Bernard J. Pitz

Title:

VP and Asst. Secretary

INTERTAPE POLYMER GROUP INC.

By:

/s/ Bernard J. Pitz

Name:

Bernard J. Pitz

Title:

CFO

INTERTAPE POLYMER US INC.

By:

/s/ Bernard J. Pitz

Name:

Bernard J. Pitz

Title:

VP Finance and Treasurer

IPG FINANCIAL SERVICES INC.

(merged into Intertape Polymer Corp. 12/31/09)

By:

/s/ Bernard J. Pitz

Name:

Bernard J. Pitz

Title:

VP Finance

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Second Amendment to Loan and Security Agreement

IPG HOLDINGS LP

By: Intertape Polymer Inc., General Partner

By:

/s/ Bernard J. Pitz

Name:

Bernard J. Pitz

Title:

VP Finance

SPUNTECH FABRICS INC.

By:

/s/ Bernard J. Pitz

Name:

Bernard J. Pitz

Title:

President

POLYMER INTERNATIONAL CORP.

By:

/s/ Bernard J. Pitz

Name:

Bernard J. Pitz

Title:

VP Finance

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Second Amendment to Loan and Security Agreement

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,

as Agent

By:

/s/ Seth Benefield

Name:

Seth Benefield

Title:

Senior Vice President

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Second Amendment to Loan and Security Agreement

CAPITAL ONE LEVERAGE

FINANCE CORP., as a Lender

By:

/s/ Todd Kemme

Name:

Todd Kemme

Title:

Vice President

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Second Amendment to Loan and Security Agreement

COMERICA BANK, as a Lender

By:

/s/ Larry S. Yamamoto

Name:

Larry S. Yamamoto

Title:

Vice President

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Second Amendment to Loan and Security Agreement

JPMORGAN CHASE BANK, N.A., as a U.S. Lender

By:

/s/ Katherine Cliffel

Name:

Katherine Cliffel

Title:

Vice President

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Second Amendment to Loan and Security Agreement

JPMORGAN CHASE BANK, N.A., TORONTO

BRANCH, as a Canadian Lender

By:

/s/ Steve Voigt

Name:

Steve Voigt

Title:

Senior Vice President

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Second Amendment to Loan and Security Agreement

LLOYDS TSB BANK PLC. as a Lender

By:

/s/ Mia Raznatovic

Name:

Mia Raznatovic

Title:

Senior Vice President

R005

LLOYDS TSB BANK, PLC as a Lender

By:

/s/ Paul Briamonte

B374

Name:

Paul Briamonte

Title:

Head of Credit

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Second Amendment to Loan and Security Agreement

REGIONS BANK, as a Lender

By:

/s/ Catherine A. Cowan

Name:

Catherine A. Cowan

Title:

Senior Vice President

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Second Amendment to Loan and Security Agreement

SIEMENS FINANCIAL

SERVICES, INC., as a Lender

By:

/s/ Uri Sky

Name:

Uri Sky

Title:

Vice President Credit

SIEMENS FINANCIAL

SERVICES, INC., as a Lender

By:

/s/ Anthony Casciano

Name:

Anthony Casciano

Title:

Managing Director

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Second Amendment to Loan and Security Agreement

U.S. BANK NATIONAL ASSOCIATION, as a U.S.

Lender

By:

/s/ Jeffrey S. Gruender

Name:

Jeffrey S. Gruender

Title:

V.P. US Bank

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Second Amendment to Loan and Security Agreement

U.S. BANK NATIONAL ASSOCIATION, as a

Canadian Lender

By:

/s/ Joseph Rauhala

Name:

Joseph Rauhala

Title:

Principal Officer

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Second Amendment to Loan and Security Agreement

WELLS FARGO BANK,

NATIONAL ASSOCIATION, as a U.S. Lender

By:

/s/ Reza Sabahi

Name:

Reza Sabahi

Title:

Authorized Signatory

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Second Amendment to Loan and Security Agreement

WELLS FARGO CAPITAL FINANCE

CORPORATION CANADA, as a Canadian Lender

By:

/s/ Reza Sabahi

Name:

Reza Sabahi

Title:

Authorized Signatory

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Second Amendment to Loan and Security Agreement

BANK OF AMERICA, N.A.,

as a U.S. Lender

By:

/s/ Seth Benefield

Name:

Seth Benefield

Title:

SVP

BANK OF AMERICA, N.A. (acting through its

Canada branch), as a Canadian Lender

By:

Name:

Title:

Second Amendment to Loan and Security Agreement

BANK OF AMERICA, N.A.,

as a U.S. Lender

By:

Name:

Title:

BANK OF AMERICA, N.A. (acting through its

Canada branch), as a Canadian Lender

By:

/s/ Medina Sales de Andrade

Name:

Medina Sales de Andrade

Title:

Vice President

Second Amendment to Loan and Security Agreement